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Exhibit 15.1

Consent of Independent Registered Public Accounting Firm(9)

        We consent to the incorporation by reference in Registration Statements No. 333-123513, No. 333-134045 and No. 333-165495 on Form S-8 of our reports relating to the consolidated financial statements of AIXTRON SE and the effectiveness of AIXTRON SE's internal control over financial reporting dated February 28, 2011, appearing in the Annual Report on Form 20-F of AIXTRON SE for the year ended December 31, 2010.

(9)
NTD: Reminder to update and include reference to Registration Statements No 333-134045 (if shares remain unsold) and No. 333_165495.

/s/ Deloitte & Touche GmbH Wirtschaftsprüfungsgesellschaft

Deloitte & Touche GmbH
Wirtschaftsprüfungsgesellschaft
Düsseldorf, Germany
February 28, 2011

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  Exhibit 15.1
Consent of Independent Registered Public Accounting Firm(9)